Exhibit 99.1

TikTok Approves Asset Entities as an Official TikTok Shop Partner

DALLAS, December 11, 2024 -- Asset Entities Inc. (“Asset Entities” or the “Company”) (NASDAQ: ASST), a provider of digital marketing and content delivery services across Discord and other social media platforms, and a Ternary Payment Platform company, today announced it has been approved as an official TikTok Shop Partner. TikTok is one of the largest social media platforms in the world.

After acquiring the TikTok Shop community, TikTok Money Machine, in November 2024, TikTok’s Global E-Commerce Partner Team notified Asset Entities late Monday afternoon that the Company is approved as an official TikTok Shop Partner. Asset Entities will now work with TikTok to connect brands with creators and help them collaborate further in the affiliate marketing space.

TikTok currently has around 1.2 Billion users, and according to a new survey, approximately 38% have made a purchase directly through the TikTok platform on its shop feature (Source: Practical Ecommerce, "Charts: U.S. TikTok Shop Sales, 2023-2024," link). Content creators of all sizes, curate videos with products and earn commissions per sale on videos they make. Brands pay significant commissions to incentivize creators to sell their products using TikTok's platform. As of 2024, estimates of over $20 Billion in revenue have been generated just from Shop features on TikTok.

“We at Asset Entities are honored to become an official partner of TikTok. Becoming a TikTok Shop Partner opens many doors for the company to further establish itself in the ever-growing creator economy space,” says Asset Entities' Chief Executive Officer, Arshia Sarkhani.

To learn about Asset Entities, please go to www.assetentities.com. To learn about the Ternary payment platform, please go to www.ternarydev.com. To learn about Asset Entities 360 suite of discord services, go to https://www.ae360ddm.com/ and https://discord.gg/ae360ddm.

About Asset Entities, Inc.

Asset Entities Inc. is a technology company providing social media marketing, management, and content delivery across Discord, TikTok, Instagram, X (formerly Twitter), YouTube, and other social media platforms. Asset Entities is believed to be the first publicly traded Company based on the Discord platform, where it hosts some of Discord's largest social community-based education and entertainment servers. The Company's AE.360.DDM suite of services is believed to be the first of its kind for the Design, Development, and Management of Discord community servers. Asset Entities' initial AE.360.DDM customers have included businesses and celebrities. The Company also has its Ternary payment platform that is a Stripe-verified partner and CRM for Discord communities. The Company's Social Influencer Network (SiN) service offers white-label marketing, content creation, content management, TikTok promotions, and TikTok consulting to clients in all industries and markets. The Company's SiN influencers can increase the social media reach of client Discord servers and drives traffic to their businesses. Learn more at assetentities.com, and follow the Company on X at $ASST and @assetentities.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements. In addition, from time to time, representatives of the Company may make forward-looking statements orally or in writing. These forward-looking statements are based on expectations and projections about future events, which are derived from the information currently available to the Company. Such forward-looking statements relate to future events or the Company’s future performance, including its financial performance and projections, growth in revenue and earnings, and business prospects and opportunities. Forward-looking statements can be identified by those statements that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors including those that are described in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. These and other factors may cause the Company’s actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake any responsibility to update the forward-looking statements in this release, except in accordance with applicable law.

Company Contacts:

Arshia Sarkhani, President and Chief Executive Officer
Michael Gaubert, Executive Chairman
Asset Entities Inc.
Tel +1 (214) 459-3117
Email Contact

Investor Contact:

Skyline Corporate Communications Group, LLC
Scott Powell, President
1177 Avenue of the Americas, 5th Floor
New York, NY 10036
Office: (646) 893-5835
Email: info@skylineccg.com